                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-89175 of DTE Energy Company on Form S-4 of our report dated January 24, 2001 appearing in the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 19, 2001